                              ROY F. WESTON, INC.


                       RETIREMENT INCOME RESTORATION PLAN




                           EFFECTIVE JANUARY 1, 1995

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
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
INTRODUCTION                                                                                  1

DEFINITIONS                                                                                   2
        2.1      Definitions                                                                  2
                 -       Accrued Annual Pension                                               2
                 -       Actuarial Equivalent(ce) or Actuarially
                            Equivalent                                                        2
                 -       Administrative Committee                                             2
                 -       Annuity Starting Date                                                2
                 -       Beneficiary                                                          3
                 -       Board of Directors                                                   3
                 -       Code                                                                 3
                 -       Company                                                              3
                 -       Compensation                                                         3
                 -       Disabled or Disability                                               3
                 -       Disabled Participant                                                 4
                 -       Early Retirement Date                                                5
                 -       Effective Date                                                       5
                 -       Eligible Employee                                                    5
                 -       Employee                                                             5
                 -       Employer                                                             5
                 -       ERISA                                                                5
                 -       Fiduciary                                                            5
                 -       Hours of Service                                                     6
                 -       Normal Annual Pension                                                8
                 -       Normal Retirement Age                                                8
                 -       Normal Retirement Date                                               8
                 -       Participant                                                          8
                 -       Participating Employer                                               8
                 -       Plan                                                                 8
                 -       Plan Year                                                            9
                 -       Retirement                                                           9
                 -       Retirement Income Plan                                               9
                 -       Spouse (Surviving Spouse)                                            9
                 -       Taxable Wage Base                                                    9
                 -       Terminated (or Termination)                                          9
                 -       Years of Credited Service                                            9
                 -       Year of Service                                                     10

PARTICIPATION                                                                                11
        3.1      Eligibility to Participate                                                  11
        3.2      Cessation of Participation                                                  11





                                      (i)

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    ----
PLAN BENEFITS                                                                                12
        4.1      Normal Retirement                                                           12
        4.2      Deferred Retirement                                                         12
        4.3      Early Retirement                                                            13
        4.4      Disability Benefit                                                          14
        4.5      Termination Benefit                                                         15
        4.6      Form of Payments                                                            15
        4.7      Death Prior to the Annuity Starting Date                                    15
        4.8      Form of Pension Payments                                                    16
        4.9      Cash-Out                                                                    16

VESTING                                                                                      18
        5.1      Vesting Schedule                                                            18
        5.2      Forfeitures                                                                 18

NO FUNDING                                                                                   19
        6.1      General Obligation of Employer                                              19

AMENDMENT AND TERMINATION                                                                    20
        7.1      Amendments                                                                  20
        7.2      Termination or Curtailment                                                  20
        7.3      Automatic Termination or Curtailment                                        20
        7.4      Action on Termination                                                       20

ADMINISTRATION                                                                               21
        8.1      Duties and Responsibilities of Fiduciaries;
                   Allocation of Responsibility Among Fiduciaries
                   for Plan                                                                  21
        8.2      Allocation of Duties and Responsibilities                                   21
        8.3      Membership of the Committee                                                 22
        8.4      Voting and Meetings                                                         22
        8.5      Expenses                                                                    22

        8.6      Claims Procedure                                                            22
        8.7      Other Powers and Duties                                                     24
        8.8      Rules and Decisions                                                         25
        8.9      Facility of Payment                                                         26
        8.10     Indemnification                                                             26
        8.11     Resignation or Removal of the Administrative
                   Committee                                                                 27

MISCELLANEOUS                                                                                28
        9.1      Nonguarantee of Employment                                                  28
        9.2      Nonalienation of Benefits                                                   28
        9.3      Action by Company                                                           28
        9.4      Inability to Locate Payee                                                   29
        9.5      Applicable Law                                                              29

APPENDIX A                                                                                  A-1

                                      (ii)

                              ROY F. WESTON, INC.

                       RETIREMENT INCOME RESTORATION PLAN



                                  INTRODUCTION


                 Roy F. Weston, Inc. hereby establishes the Roy F. Weston, Inc. Retirement Income Restoration Plan (the "Plan") effective January 1, 1995 for the benefit of a select group of its employees (the "Eligible Employees") to restore benefits they lost due to amendment of the limitations under section 401(a)(17) of the Internal Revenue Code of 1986, as amended, (the "Code") which became effective January 1, 1994 with respect to the amount of compensation which may be recognized for purposes of the Roy F. Weston, Inc. Retirement Income Plan (the "Retirement Income Plan").

                                  DEFINITIONS

                 2.1 Definitions. When used in this Plan, the following initially capitalized words and phrases shall have the meanings indicated herein:

                         Accrued Annual Pension means as of any applicable
date, the pension determined in accordance with the provisions of Section 4.1 that the Participant would be entitled to receive, commencing on his/her Normal Retirement Date, based on his/her Compensation and Years of Credited Service through the applicable date. An Accrued Annual Pension to which a Participant is entitled shall not be increased or decreased by any amendments to the Plan adopted on or after the date of his/her Termination.

                         Actuarial Equivalent(ce) or Actuarially Equivalent
means a benefit of equivalent current value to the benefit which would otherwise have been provided on the basis of the actuarial assumptions which apply under the Retirement Income Plan.

                         Administrative Committee means the Committee appointed
by the Board of Directors to administer the Plan.

                         Annuity Starting Date means the first day of the first
period for which an amount is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting

Date means the first day on which all conditions have been met which entitle the Participant to such benefit.

                         Beneficiary means the individual or entity designated
to receive any death benefits payable under the Plan. A Participant's Beneficiary under the Retirement Income Plan shall be his Beneficiary under this Plan.

                         Board of Directors means the board of directors of Roy
F. Weston, Inc.

                         Code means the Internal Revenue Code of 1986, as
amended, and includes any regulations or rulings promulgated thereunder.

                         Company means Roy F. Weston, Inc. and any other
business organization which succeeds to its business and elects to continue the Plan.

                         Compensation means a Participant's income for a Plan
Year which would be recognized to calculate the benefit he/she earned for such Plan Year under the Retirement Income Plan if the limitation of section 401(a)(17) of the Code applied disregarding amendments made by section 13212 of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). Accordingly, this Plan limits Compensation to $242,280 for 1994 and to $245,000 for 1995. For subsequent years, the limit on Compensation shall be increased for cost of living in accordance with section 401(a)(17) of the Code as effective prior to OBRA.

                         Disabled or Disability means the total incapacity of a
Participant due to a physical or mental condition arising after his/her original date of employment which totally and permanently prevents the Participant from engaging in any occupation or employment for remuneration or profits, except for the purpose of rehabilitation not incompatible with a finding of total and permanent Disability. The determination as to whether a Participant is Disabled shall be made (a) on medical evidence by a licensed physician designated by the Administrative Committee, (b) on evidence that the Participant is eligible for Disability Benefits under any Long Term Disability Plan sponsored by the Employer but administered by an independent third party, or (c) on evidence that the Participant is eligible for Disability Benefits under the Social Security Act in effect at the date of Disability. Disability shall exclude disabilities arising from:

                         (a)      Chronic or excessive use of intoxicants,
drugs, or narcotics; or

                         (b)      Intentionally self-inflicted injury or
intentionally self-induced sickness; or

                         (c)      A proven unlawful act or enterprise on the
part of the Participant; or

                         (d)      Military service where the Participant is
eligible to receive a government-sponsored military disability pension.

                         Disabled Participant means a Participant who becomes
Disabled while employed by the Employer. A Participant remains a Disabled Participant until the cessation of his/her Disability.

                         Early Retirement Date means the date on which a
Participant has attained age 60 and completed at least five Years of Service.

                         Effective Date of this Plan means January 1, 1995,
except as otherwise provided in the Plan.

                         Eligible Employee means any individual employed by the
Employer on or after the date this Plan is adopted by the Board of Directors who is eligible to participate in the Retirement Income Plan and whose Compensation for a Plan Year commencing on or after January 1, 1994 exceeds the limitation under section 401(a)(17) of the Code (as adjusted for cost of living in accordance with section 13212 of the Omnibus Budget Reconciliation Act of
1993) for such Plan Year.

                         Employee means any individual employed by the
Employer.

                         Employer means the Company and any Participating
Employer, which with the approval of the Board of Directors, has adopted this Plan.

                         ERISA means the Employee Retirement Income Security
Act of 1974, as amended, and any regulations or rulings promulgated thereunder.

                         Fiduciary means the Employer, the Board of Directors
or the Administrative Committee, but only with respect to the specific responsibilities of each with respect to Plan and only to the extent required by ERISA.

                         Hours of Service means:

                         (a)      Performance of Duties.  The actual hours for
which an Eligible Employee is paid or entitled to be paid for the performance of duties by the Employer;

                         (b)      Nonworking Paid Time.  Each hour for which an
Eligible Employee is paid or entitled to be paid by the Employer directly or indirectly (such as payments made under workers' compensation or accident and sickness plans) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he/she performs no duties. An individual shall be deemed to have been directly or indirectly paid by the Employer for periods during which he/she receives payments from insurance companies, trust funds or other entities to which the Employer pays premiums or contributes, but an individual shall not be deemed to have been paid by reason of payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, or unemployment compensation or disability insurance laws or by reason of payments which solely reimburse an individual for medical or medically related expenses incurred by such individual.

                         (c)      Back Pay.  Each hour for which back pay,
irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under subsections (a) and (b) above shall not be recredited by operation of this paragraph;

                         (d)      Equivalencies.  Unless and until changed by
the Administrative Committee, the following equivalency method for counting Hours of Service shall be applied for Employees who are exempt under the Fair Labor Standards Act: 45 Hours of Service for each week in which such Employee is credited with at least one Hour of Service. Actual Hours of Service shall be counted for Employees who are non-exempt under the Fair Labor Standards Act. The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Administrative Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective. Until changed by the Committee, the working time equivalency method of counting Hours of Service (regular and overtime hours included) shall be used in determining Hours of Service.

                         (e)      Miscellaneous.  The Administrative Committee
shall adopt methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years in accordance with Regulations Section 2530.200b-2(b) and (c) promulgated by the Secretary of Labor which are incorporated by reference into the Plan.

                                  Participants on military leaves of absence
who are not directly or indirectly compensated or entitled to be compensated by the Employer or an Affiliate while on such leave, shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

                         Notwithstanding any other provision of this Plan to
the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

                         Normal Annual Pension means the lifetime annual
pension determined in accordance with the provisions of Section 4.1.

                         Normal Retirement Age means the Participant's 65th
birthday.

                         Normal Retirement Date means the first day of the
month coincident with or next following Normal Retirement Age.

                         Participant means an Eligible Employee who currently
is accruing benefits or has a benefit payable under the Plan.

                         Participating Employer means any direct or indirect
subsidiary of the Company or any other entity designated by the Board of Directors, which has adopted this Plan with the approval of the Company.

                         Plan means the Roy F. Weston, Inc. Retirement Income
Restoration Plan, as herein set forth and as it may be amended hereafter.

                         Plan Year means the 12 consecutive month period
commencing each January 1 and ending each December 31.

                         Retirement means Termination of employment with the
Employer on or after Early or Normal Retirement Date.

                         Retirement Income Plan means the Roy F. Weston, Inc.
Retirement Income Plan as in effect on January 1, 1994 and the same as may be amended from time to time.

                         Spouse (Surviving Spouse) means the Spouse or
Surviving Spouse of the Participant.

                         Taxable Wage Base means, with respect to any Plan
Year, the contribution and benefit base under the Social Security Act for that Plan Year.

                         Terminated (or Termination) means a Termination of
employment with the Employer (and all Affiliates).

                         Years of Credited Service refers to periods of
employment taken into account in determining a Participant's Accrued Annual Pension or Normal Annual Pension under this Plan. An Eligible Employee shall be credited with a Year of Credited Service for each Plan Year beginning on or after January 1, 1994 in which he/she has completed 2,000 Hours of Service with the Employer. For any Plan Year in which an Eligible Employee is not an Employee for the entire Plan Year, he/she shall receive credit for a Year of Credited Service if his/her Hours of Service for the Plan Year at least equal the product of 166 and the number of full calendar months in such Plan Year during which he/she was an Employee.

                         Year of Service means a Plan Year in which an Employee
is credited with 1,000 Hours of Service.

                                 PARTICIPATION

                 3.1 Eligibility to Participate. Each Eligible Employee shall participate in the Plan.

                 3.2 Cessation of Participation. An Eligible Employee shall cease to earn additional benefits upon the earliest of: (a) the date on which he/she Retires or Terminates employment for any reason; (b) the date on which the Board of Directors fixes for the termination of his/her active participation; or (iii) the date on which the Plan terminates or is amended in a manner which results in the termination of his/her active participation.

                                 PLAN BENEFITS

                 4.1 Normal Retirement. A Participant may retire on his/her Normal Retirement Date. Each Participant who retires on his/her Normal Retirement Date shall be entitled to receive the Normal Annual Pension determined pursuant to this Section.

                         The Normal Annual Pension payable to a Participant
shall be the sum of the amount of benefit the Participant accrued for each Year of Credited Service from and after the date he became eligible to participate under the formula below:

                         The benefit a Participant accrues for each Year of
Credited Service shall equal the sum of (1) and (2) below, reduced by the amount of benefit accrued with respect to such Plan Year under the Retirement Income Plan:

                                        (1)      1.15% of his/her Compensation
for each Plan Year up to 75% of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next lower $100; plus

                                        (2)      1.5% of his/her Compensation
for each Plan Year in excess of 75% of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next lower $100.

                 4.2 Deferred Retirement. A Participant who continues in employment beyond his/her Normal Retirement Date shall continue to earn benefits as long as he/she remains an Eligible Employee. Such a Participant may retire on any day after his/her Normal Retirement Date and shall be entitled to receive a deferred retirement pension commencing with the calendar month that coincides with or next follows the month in which his/her actual retirement occurs in an amount computed under Section 4.1 as of his/her Termination.

                 4.3 Early Retirement. A Participant who has attained Early Retirement Date and elected early retirement pursuant to the Retirement Income Plan shall be deemed to have elected to receive an early retirement pension after Termination under this Plan commencing at such time as payment commences under the Retirement Income Plan. In such event he/she shall be entitled to either:

                          (a)     A deferred pension commencing at his/her
Normal Retirement Date equal to the Accrued Annual Pension determined on the basis of his/her Compensation and Years of Credited Service to the date of his/her early retirement hereunder; or

                          (b)     A pension commencing as of the first day of
any month coincident with or next following his/her Early Retirement Date which is equal to the pension calculated under Section 4.3(a) reduced by .6% for each month by which the commencement date of the benefit precedes the Participant's Normal Retirement Date.

                 4.4      Disability Benefit.

                          (a)     (i)     A Participant who is Disabled shall
continue to accrue benefits hereunder as if (A) the period of time between the date of his/her Disability and the earlier of (i) his/her recovery from Disability, and (ii) the later of (1) his/her Normal Retirement Date, and (2) the fifth anniversary of the Disability, counted as Years of Credited Service (which he/she shall accrue at the same rate as he/she accrued immediately before his/her Disability), and (B) as if his/her Compensation in effect in the Plan Year when he/she became Disabled continued at the same level until the earlier of (i) his/her recovery from Disability, and (ii) the later of (1) his/her Normal Retirement Date, and (2) the fifth anniversary of the Disability; or

                                  (ii)    in lieu of the benefit described in
(i), he/she may elect to receive his/her Accrued Annual Pension at any time on or after his/her Early Retirement Date, reduced, if applicable, for early payment as set forth in Section 4.3(b) if he/she made an election for early commencement of benefits under the Retirement Income Plan.

                          (b)     If a Disabled Participant recovers and
resumes employment with the Employer prior to his/her Normal

Retirement Date, he/she shall continue to participate subject to the terms of the Plan.

                          (c)     If a Disabled Participant recovers and does
not resume employment with the Employer prior to his/her Normal Retirement Date, he/she shall no longer continue to earn benefits under the Plan and his/her Years of Credited Service shall cease as of the date of his/her recovery.

                 4.5 Termination Benefit. A Participant who Terminates his/her employment with a vested interest in his/her Accrued Annual Pension shall receive his/her benefit in accordance with Section 4.1 or Section 4.3, as applicable.

                 4.6 Form of Payments. A Participant shall receive his/her Accrued Annual Pension in the same form of payment as he/she elects or as automatically applies under the Retirement Income Plan. All alternate forms of payment shall be Actuarially Equivalent to the Normal Annual Pension.

                 4.7 Death Prior to the Annuity Starting Date. If a Participant dies prior to the Annuity Starting Date, a death benefit may be payable under the circumstances described below.

                          (a)     On the death of a vested Participant who has
reached his/her Early Retirement Date, his/her Surviving Spouse shall be entitled to receive immediately a monthly benefit equal to one-half (1/2) of the Participant's Accrued Annual Pension or Normal Annual Pension determined as of the date of his/her death, as if the Participant's Accrued Annual Pension were paid as an Actuarial Equivalent joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant and reduced for early payment, as applicable, in accordance with Section 4.3.

                          (b)     On the death of a vested Participant who has
not reached his/her Early Retirement Date, but who is entitled to a vested interest in his/her Accrued Annual Pension, his/her Surviving Spouse shall be entitled to receive a monthly benefit, payable beginning on the Participant's Early Retirement Date under the Plan, equal to one-half (1/2) of the Participant's Accrued Annual Pension determined as of the date of his/her death as if the Participant's Accrued Annual Pension were paid as an Actuarial Equivalent joint and 50% survivor annuity with the Surviving Spouse as contingent annuitant and reduced for early payment, as applicable, in accordance with Section 4.3.

                          (c)     Payment shall begin when payment to the
Participant's Surviving Spouse begins under the Retirement Income Plan.

                 4.8 Form of Pension Payments. Payments shall be paid monthly as of the first of the month, except that the Administrative Committee may direct that payments which would otherwise be less than $100 per month be made quarterly, semi-annually or annually.

                 4.9      Cash-Out.

                          (a)     Notwithstanding any other provision of this
Article IV, the Actuarial Equivalent value of the benefit payable to a Participant whose benefit is "cashed-out" under Section 4.12 of Retirement Income Plan shall be distributed to the Participant in one lump sum at the same time as his/her benefit under the Retirement Income Plan is distributed.

                          (b)     Notwithstanding any other provision of this
Article IV, the Actuarial Equivalent value of the Spouse's death benefit payable to the Spouse of a Participant whose benefit is cashed-out pursuant to
Section 4.12 of the Retirement Income Plan shall be distributed to such Spouse in one lump sum at the same time his/her benefit under the Retirement Income Plan is distributed.

                                    VESTING

                 5.1 Vesting Schedule. A Participant's right to a Normal Annual Pension or an Accrued Annual Pension shall be fully vested and nonforfeitable if he/she is living and employed by the Employer or an Affiliate on his/her Normal Retirement Age or on the date he/she becomes Disabled, if earlier. Prior thereto, the rights and interests of a Participant in and to his/her Accrued Annual Pension under the Plan shall become fully vested and nonforfeitable in accordance with the vesting rules of Section 5 of the Retirement Income Plan. A Participant's vested and nonforfeitable right to his/her Accrued Annual Pension under this Plan shall be the same percentage as under the Retirement Income Plan on the date of determination.

                 5.2 Forfeitures. Notwithstanding Section 5.1, and except as otherwise provided under the Plan, a Participant's rights and interests in the Plan shall be forfeited if, prior to full vesting under Section 5.1, he/she dies before Normal Retirement Date or actual retirement date, whichever is later.

                                   NO FUNDING

                 6.1 General Obligation of Employer. The rights and benefits of any Participant or Beneficiary under this Plan shall be solely those of an unsecured creditor of the Employer. No assets acquired or held by the Employer shall be deemed to be held by the Employer in trust for them hereunder or be security for the performance of any obligation of the Employer hereunder. The Employer shall be under no obligation whatsoever to fund its obligations under this Plan.

                           AMENDMENT AND TERMINATION

                 7.1 Amendments. The Company, by action of the Board of Directors, reserves the right to make from time to time any amendment or amendments to this Plan.

                 7.2 Termination or Curtailment. The Company, by action of the Board of Directors, reserves the right to terminate or curtail the Plan in whole or in part at any time without the consent of any other person.

                 7.3 Automatic Termination or Curtailment. If the Company amends the Retirement Income Plan to provide that no additional benefits shall accrue thereunder or terminates the Retirement Income Plan, then this Plan shall be amended or terminated, as the case my be, unless the Board of Directors provides otherwise.

                 7.4 Action on Termination. If the Company terminates this Plan or the Plan terminates as provided in Section 7.3, the Employer, in its sole discretion, may distribute to each Participant the Actuarial Equivalent of his Accrued Annual Pension in one lump sum, establish the Actuarial Equivalent as an account balance or opening benefit in a successor plan or distribute such benefits at the time and in the manner they would have been distributed if the Plan had not terminated.

                                 ADMINISTRATION

                 8.1 Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him/her under this Plan. In general, the Employer shall have the sole responsibility for paying benefits provided for under the Plan. The Board of Directors shall have the sole authority to appoint and remove the Administrative Committee, and to amend, curtail or terminate, in whole or in part, this Plan. The Administrative Committee shall have the sole responsibility for the administration of this Plan as specifically described herein. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

                 8.2 Allocation of Duties and Responsibilities. The Administrative Committee may designate persons other than its members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in a written instrument.

                 8.3 Membership of the Committee. The Administrative Committee shall be comprised of members appointed by the Board of Directors. The Administrative Committee shall appoint one of its members to serve as Chairperson and one of its members to serve as Secretary. The Chairperson shall be the agent for service of legal process on the Plan. The Administrative Committee's members shall serve without compensation.

                 8.4 Voting and Meetings. The Administrative Committee shall act by a majority vote of its members at a meeting, or by written consent of all of its members without a meeting. The Administrative Committee shall schedule regular meetings, although any member may call a special meeting by giving reasonable notice to the other members.

                 8.5 Expenses. The Employer shall pay all expenses authorized and incurred by the Administrative Committee in the administration of the Plan.

                 8.6      Claims Procedure.

                          (a)     Filing of Claim.  Any Participant or
Beneficiary under the Plan ("Claimant") may file a written claim for a Plan benefit with the Administrative Committee or with a person named by the Administrative Committee to receive claims under the Plan.

                          (b)     Notification on Denial of Claim.  In the
event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he/she shall be given a written notification containing specific reasons for the denial or limitation of his/her benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his/her claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his/her claim by the Administrative Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.





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
                          (c)     Right of Review.  In the event of a denial or
limitation of benefits, the Claimant or his/her duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrative Committee issues and comments in writing. In addition, the Claimant or his/her duly authorized representative may make a written request for a full and fair review of his/her claim and its denial by the Administrative Committee provided, however, that such written request must be received by the Administrative Committee (or its delegate to receive such requests) within 60 days after receipt by the Claimant of written notification of the denial or limitation of the claim.

                          (d)     Decision on Review.  A decision shall be
rendered by the Administrative Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the inial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review. Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

                 8.7 Other Powers and Duties. The Administrative Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                          (a)     to construe and interpret the Plan, decide
all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                          (b)     to prescribe procedures to be followed by
Participants or Beneficiaries filing applications for benefits;

                          (c)     to prepare and distribute information
explaining the Plan;

                          (d)     to receive from the Employer and from
Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

                          (e)     to furnish the Employer, upon request, such
annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                          (f)     to appoint or employ advisors including legal
and actuarial counsel to render advice with regard to any responsibility of the Administrative Committee under the Plan or to assist in the administration of the Plan. The Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

                 8.8 Rules and Decisions. The Administrative Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Administrative Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer or the legal counsel of the Employer.

                 8.9 Facility of Payment. Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his/her financial affairs, the Administrative Committee may direct the Employer to make payments to such person or to his/her legal representative or to a relative or friend of such person for his/her benefit.

                 8.10 Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform Fiduciary duties or to exercise Fiduciary authority or responsibility with respect to the Plan and shall save and hold him/her harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him/her in connection with any action, suit or proceeding, resulting from his/her alleged or actual breach of such duties, authority or responsibility, to the extent covered by the law; provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he/she reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his/her conduct was unlawful.

                 8.11 Resignation or Removal of the Administrative Committee. An Administrative Committee member may resign at any time by giving a 10-day administrative written notice to the Employer. The Board of Directors may remove any member of the Administrative Committee by giving written notice to him/her. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Administrative Committee if no date is specified.

                                 MISCELLANEOUS

                 9.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees with or without cause.

                 9.2 Nonalienation of Benefits. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a Spouse or former Spouse, or for any other relative of the Eligible Employee prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void to the fullest extent permitted by law.

                 9.3 Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of the Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action. Any Employer that has adopted this Plan with approval of the Board of Directors shall be deemed, by the continuing participation of such Employer in the Plan, to accept any action of the Board of Directors.

                 9.4 Inability to Locate Payee. Each person entitled to receive benefits under the Plan shall be responsible for informing the Administrative Committee of his/her mailing address for purposes of receiving such benefits. If the Administrative Committee is unable to locate any person entitled to receive benefits under the Plan, such benefits shall be forfeited.

                 9.5 Applicable Law. This Plan shall be construed, interpreted, administered and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded, only when required, by ERISA as in effect from time to time.

         EXECUTED this _______ day of _______________________, 1995.



                              ROY F. WESTON, INC.





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


Attest:
                                          By:
                                             --------------------------------
                                             President

By:
   -----------------------
   Secretary


(Corporate Seal)

                                   APPENDIX A


                ROY F. WESTON RETIREMENT INCOME RESTORATION PLAN




PARTICIPATING EMPLOYERS

Roy F. Weston, Inc.